Exhibit 8.2

[Letterhead of TransAsia Lawyers]

[—], 2010

To:	Youku.com Inc. 5/F, SinoSteel Plaza 8 Haidian Street, Haidian District Beijing 100080 People’s Republic of China

Re:	Legal Opinion on PRC Tax Matters

We are lawyers qualified in the People’s Republic of China (the “PRC”, for purposes of this legal opinion, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as the PRC counsel for Youku.com Inc. (the “Company”), a company incorporated under the laws the Cayman Islands, in connection with the Company’s Registration Statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), publicly filed with Securities and Exchange Commission on [    ] under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of a certain number of the Company’s American Depositary Shares, each representing [        ] ordinary shares of the Company, par value US$0.00001 per share (“Offering”) by the Company.

A.	Documents Examined, Definition and Information Provided

In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of documents provided by the Company, including the Registration Statement, and such other documents, corporate records, certificates, Approvals (as defined below) and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the certificates issued by PRC government authorities and officers of the Company. All of these documents are hereinafter collectively referred to as the “Documents”.

Unless the context of this opinion otherwise provides, the following terms in this opinion shall have the meanings set forth below:

“Approvals”	means all necessary approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications and licenses.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, currently in force and publicly available in the PRC as of the date hereof.

B.	Assumptions

In our examination of the aforesaid Documents, we have assumed, without independent investigation and inquiry that:

1.	all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo copies conform to the originals; and

2.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this opinion.

In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties set forth in the Documents.

C.	Opinion

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that:

The statements set forth under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Regulation”, and “Taxation” in the Registration Statement, insofar as such statements relate to PRC tax law, are accurate in all material respects.

This opinion relates only to PRC Law and we express no opinion as to any laws other than PRC Law. PRC Law as used in this opinion refers to the PRC Laws currently in force as of the date of this opinion. There is no guarantee that any PRC Laws will not be changed, amended or revoked in the immediate or distant future with or without retroactive effect.

We hereby consent to the use of this opinion in, and its being filed as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

TransAsia Lawyers

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